Exhibit 99.1

Revance Provides Corporate Update, Preliminary Fourth Quarter and Full Year 2023 Financial Results, and Financial Outlook

–Q4 DAXXIFY® volume sold up 22% over Q3, reflecting positive feedback on the product’s performance profile and the new pricing strategy.
–Preliminary unaudited Q4 and full year 2023 product revenue (DAXXIFY and RHA® Collection) of between $58 million and $59 million and $212 million and $213 million, representing approximately 28% and 80% YoY growth, respectively.
–Provides 2024 product revenue guidance of at least $280 million, supporting blockbuster potential in U.S. aesthetics.
–2024 GAAP and non-GAAP operating expense guidance expected to be below 2023 levels; management expects to achieve positive Adjusted EBITDA in 2025.

NASHVILLE, Tenn., Jan. 8, 2024 - Revance Therapeutics, Inc. (RVNC) today provided a corporate update as well as preliminary unaudited fourth quarter and full year 2023 financial results, 2024 guidance and financial outlook. A supplemental presentation can also be found on the company's investor relations website (https://investors.revance.com/investors/events-and-presentations/events/default.aspx).

"We are very pleased with the continued growth and adoption of our innovative product portfolio which reaffirms our conviction in our blockbuster opportunity in aesthetics,” said Mark J. Foley, Chief Executive Officer of Revance. “Importantly, the new pricing strategy for DAXXIFY continues to deliver encouraging results while garnering strong engagement and support from injectors. Specifically, DAXXIFY volume sold in Q4 increased 22% on a quarter-over-quarter basis, with more than two-thirds of the revenue coming from reordering accounts. We remain very encouraged by the trends that we are seeing, which we believe reflect growing injector confidence in the product’s duration, onset, and appearance of improved skin quality. Our strong base of over 3,000 DAXXIFY accounts as of the end of Q4 provides us with significant runway to increase adoption. Combined with the continued growth of the RHA Collection, we believe we are well positioned to achieve at least $280 million in DAXXIFY and RHA sales in 2024.”

Foley continued, “In 2024, we remain focused on partnering with healthcare providers while executing on our aesthetics and therapeutics priorities. Our disciplined capital allocation supports these objectives through focused investments in our aesthetics and therapeutics businesses and our ability to achieve positive Adjusted

EBITDA in 2025. I’d like to thank the entire Revance team for their continued hard work and dedication and I look forward to a promising year ahead.”

“We also announced today that Dustin Sjuts will be stepping down from his role as President, effective March 31, 2024. On behalf of the Board and management, I would like to thank him for his significant contributions to the company over the past six years serving in various leadership capacities. He led Revance’s transition from clinical stage to commercial, including supporting key regulatory milestones for DAXXIFY in aesthetics and therapeutics, establishing our sales infrastructure while navigating the COVID-19 pandemic and leading the launch of our aesthetics portfolio. We wish Dustin the best in his new endeavors.”

Corporate Updates and Preliminary Q4 and FY 2023 Financial Results:
•DAXXIFY (Aesthetics):
◦Revance expects Q4 2023 preliminary unaudited DAXXIFY revenue to be between $23.5 million and $24.5 million. Full year 2023 preliminary unaudited DAXXIFY revenue is expected to be between $83.5 million and $84.5 million.
◦Total preliminary unaudited revenue from the first five quarters of launch for DAXXIFY is expected to be $95 million, surpassing the combined sales of the first five quarters of launch for the last three neuromodulators to enter the market.
◦Q4 DAXXIFY volume sold increased 22% over Q3, with revenue offset by a lower average selling price.
◦Revenue from reordering accounts represented more than two-thirds of total DAXXIFY revenue in the fourth quarter.
◦The company ended the fourth quarter with over 3,000 accounts that have ordered DAXXIFY.
•RHA Collection:
◦Revance expects preliminary unaudited fourth quarter 2023 RHA Collection revenue to be between $34 million and $35 million, and full year preliminary unaudited 2023 RHA Collection revenue to be between $128 million and $129 million.
◦In October, the FDA approved Teoxane SA’s Pre-Marketing Approval (PMA) application to expand the indication for RHA 3 to include injection into the vermillion body, vermillion border and oral commissure for lip augmentation and lip fullness in adults aged 22 years and older. RHA 3 was previously approved for the correction of moderate to severe dynamic wrinkles and folds, such as nasolabial folds.
•Aesthetic Accounts:
◦Total aesthetic accounts across DAXXIFY and RHA Collection totaled over 7,000 as of the end of Q4 2024. Accounts that have ordered DAXXIFY totaled over 3,000 as of the end of Q4 2024.

•DAXXIFY (Therapeutics):
◦The DAXXIFY cervical dystonia (CD) PrevU program continues to advance. Since the program's initiation on September 1st, 2023, approximately 250 patients have been treated with DAXXIFY across 30 practices, allowing Revance to collect valuable real-world clinical insights to inform commercial launch. Coverage for DAXXIFY for cervical dystonia has been secured for approximately 100 million commercial lives, which includes 8 out of the top 10 payers in the country, underscoring the product’s differentiated clinical profile and potential in the therapeutics market. The company expects to receive a permanent J-Code for DAXXIFY in early 2024, prior to commercial launch in mid-2024.
2024 Strategic Priorities:
•Aesthetics: Grow DAXXIFY share by highlighting the value proposition of the product’s peptide formulation, long-duration, fast-onset, and the appearance of improved skin quality; strengthen professional partnerships through robust engagement initiatives and thought leadership efforts; grow share of RHA Collection with continued training and education, indication expansion and realization of portfolio synergies.
•Therapeutics: Successfully complete the DAXXIFY CD PrevU program; leverage learnings and real-world clinical insights to support commercial success; secure ~50% commercial coverage by commercial launch; launch DAXXIFY for cervical dystonia mid-year 2024.
•Focused and disciplined capital allocation:
◦Revance expects U.S. generally accepted accounting principles (GAAP) and non-GAAP operating expenses in 2023 to be within its previously announced GAAP and non-GAAP operating expense guidance ranges of between $545 million to $585 million and $315 million to $335 million, respectively.
◦Revance is on track to fully exit its OPUL® payments business by the end of Q1 2024, enabling greater focus on the company’s strategic priorities in aesthetics and therapeutics while generating up to approximately $20 million in annual savings. As a result of the exit of OPUL and prioritization of capital allocation, the company expects its 2024 GAAP and non-GAAP operating expense guidance to be below 2023 levels.
◦With preliminary, unaudited cash, cash equivalents, and short-term investments of approximately $250 million as of December 31, 2023, and anticipated revenues and expenditures, management projects that the company will be funded to cash flow break-even and expects to reach positive Adjusted EBITDA in 2025.
•Enhanced and streamlined organizational structure:

◦With the appointment of Erica Jordan as Chief Commercial Officer, Aesthetics in the fourth quarter of 2023, the commercial organization was restructured to integrate and streamline marketing, sales, commercial operations, professional partnerships, strategy, data analytics and professional engagement functions. The new structure is designed to support the company’s strategic priorities by enhancing execution and performance while improving efficiencies.
◦As part of the company’s efforts to streamline the organization, Revance announced today that Dustin Sjuts, President, will be stepping down from his role, effective March 31, 2024.

2024 Guidance and Financial Outlook:
•Product Revenue Guidance. Revance expects 2024 total product revenue, which includes sales of DAXXIFY and the RHA Collection, to be at least $280 million. Product revenue guidance for 2024 reflects the following assumptions:
◦DAXXIFY volume growth through deeper and broader account penetration, incorporating new pricing strategy.
◦Continued market share growth of the RHA Collection.
◦Modest revenue contribution from a measured DAXXIFY cervical dystonia launch, which is expected to occur mid-year 2024.

•Operating Expense Guidance. The company expects its GAAP and non-GAAP operating expenses for 2024 to be in the range of $460 million to $490 million, and $290 million to $310 million, respectively, the mid-points of which represent a ~16% and ~8% reduction from the midpoints of the company’s 2023 operating expense guidance ranges. The reduction primarily reflects the exit of the company’s OPUL payments business and prioritization of capital to support growth in aesthetics and the launch of DAXXIFY in cervical dystonia.
•Financial Outlook. Revance expects to achieve positive Adjusted EBITDA in 2025 by driving top-line growth through focused investments in aesthetics and therapeutics while exercising disciplined expense management and capital allocation.

Longer-term, the company reaffirms its blockbuster potential in U.S. aesthetics supported by its innovative product portfolio, including DAXXIFY, the first and only long-lasting peptide formulated neuromodulator and the RHA Collection, the least modified collection of hyaluronic acid dermal fillers on the market, delivering natural looking results. The company expects to increase revenue growth through deeper and broader account penetration of DAXXIFY and RHA and the introduction of new RHA indications and products.

Further, the company believes meaningful upside can be achieved with the expansion of DAXXIFY into therapeutics and internationally, as well as the company’s strategic partnerships with Fosun and Viatris – representing at least $5.0 billion in future growth opportunities1.

DAXXIFY® (daxibotulinumtoxinA-lanm) injection IMPORTANT SAFETY INFORMATION INDICATIONS

DAXXIFY® (daxibotulinumtoxinA-lanm) injection is an acetylcholine release inhibitor and neuromuscular blocking agent indicated for the temporary improvement in the appearance of moderate to severe glabellar lines associated with corrugator and/or procerus muscle activity in adult patients and for the treatment of cervical dystonia in adults.

WARNING: DISTANT SPREAD OF TOXIN EFFECT
The effects of DAXXIFY® and all botulinum toxin products may spread from the area of injection to produce symptoms consistent with botulinum toxin effects. These symptoms have been reported hours to weeks after injection. Swallowing and breathing difficulties can be life threatening and there have been reports of death. DAXXIFY® is not approved for the treatment of spasticity or any conditions other than cervical dystonia and glabellar lines.

IMPORTANT SAFETY INFORMATION
Contraindications
DAXXIFY® contraindications include hypersensitivity to any botulinum toxin preparation or any of the components in the formulation and infection at the injection site(s).

Warnings and Precautions
Please refer to Boxed Warning for Distant Spread of Toxin Effect.

The potency units of DAXXIFY® are not interchangeable with preparations of other botulinum toxin products. Recommended dose and frequency of administration should not be exceeded. Patients should seek immediate medical attention if respiratory, speech or swallowing difficulties occur. Use caution when administering to patients with pre-existing cardiovascular disease. Concomitant neuromuscular disorders may exacerbate clinical effects of treatment.

Adverse Reactions
The most commonly observed adverse reactions are:
Glabellar lines (≥1%): headache (6%), eyelid ptosis (2%) and facial paresis (1%).
Cervical dystonia (≥5%): headache (9%), injection site pain (8%), injection site erythema (5%), muscular weakness (5%), and upper respiratory tract infection (5%).

Drug Interactions
Co-administration of DAXXIFY® and aminoglycoside antibiotics, anticholinergic agents or any other agents interfering with neuromuscular transmission or muscle relaxants should only be performed with caution as the effect of DAXXIFY® may be potentiated. The effect of administering different botulinum neurotoxins during course of treatment with DAXXIFY® is unknown.

Use in Specific Populations
DAXXIFY® is not recommended for use in children or pregnant women.

Please see DAXXIFY® full Prescribing Information (https://www.revance.com/wp-content/uploads/2023/08/daxi-pi-and-med-guide.pdf), including Boxed Warning and Medication Guide. (https://revance.com/wp-content/themes/allen-larson-theme/files/daxi-pi-and-med-guide.pdf).

To report side effects associated with DAXXIFY®, please visit safety.revance.com, or call 1-877-373-8669. You may also report side effects to the FDA at 1-800-FDA-1088 or visit www.fda.gov/medwatch.

About DAXXIFY®
DAXXIFY® (DaxibotulinumtoxinA-lanm) for injection is the first and only FDA approved long-lasting, peptide formulated neuromodulator product with approved indications in the U.S. for the temporary improvement of glabellar lines (frown lines) and for the treatment of cervical dystonia in adults. DAXXIFY® is powered by Peptide Exchange Technology™, Revance's proprietary, synthetic, 35-amino-acid stabilizing excipient, and is developed free of human serum albumin or animal-based components.2-6 Manufactured in the U.S., DAXXIFY® is the first true innovation in neuromodulator product formulation in over 30 years.

About Revance
Revance is a biotechnology company setting the new standard in healthcare with innovative aesthetic and therapeutic offerings that enhance patient outcomes and physician experiences. Revance’s portfolio includes DAXXIFY (daxibotulinumtoxinA-lanm) for injection and the RHA Collection of dermal fillers in the U.S. Revance has also partnered with Viatris Inc. to develop a biosimilar to onabotulinumtoxinA for injection and Shanghai Fosun Pharmaceutical to commercialize DAXXIFY in China.

Revance is headquartered in Nashville, Tenn., with additional office locations in Newark and Irvine, Calif. Learn more at www.Revance.com, www.RevanceAesthetics.com, www.DAXXIFY.com, www.hcp.DAXXIFYTherapy.com, or connect with us on LinkedIn (https://www.linkedin.com/company/revance/mycompany/verification/).

“Revance”, the Revance logo, and DAXXIFY are registered trademarks of Revance Therapeutics, Inc. Resilient Hyaluronic Acid® and RHA are trademarks of TEOXANE SA.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to our guidance, including 2024 revenue and operating expense guidance, anticipated product revenue and volume growth, 2023 product revenue and operating expense guidance, and related guidance assumptions; our blockbuster potential; our expected cash flow breakeven; our ability and timing related to achieving positive Adjusted EBITDA; our ability to execute our strategic priorities; our potential to strengthen relationships with healthcare providers; the impact of our pricing strategy on our results, customer support and DAXXIFY adoption; our ability to grow market share; the timing and plans related to the launch of DAXXIFY for the treatment of cervical dystonia; including expectations regarding receipt of a J-Code; our potential to obtain approval for DAXXIFY in additional therapeutics indications; the commercial success of DAXXIFY; the exit of the OPUL payments business and anticipated cost savings generated by the exit; international expansion; RHA® Collection of dermal fillers pipeline expansion; the growth potential of our products and our business; our runway to increase product adoption; the potential to set a new standard of care; the potential benefits of our products; the extent to which our products are considered innovative and differentiated; our strategic partnerships; the anticipated approvals of DAXXIFY and commercialization of DAXXIFY through our Fosun partnership; development of a biosimilar to onabotulinumtoxinA for injection with our partner, Viatris; and our business and marketing strategy, and timeline, goals, plans and prospects, including our commercialization plans; constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results and the timing of events to differ materially from our expectations. These risks and uncertainties relate to, but are not limited to: our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding expenses, revenues, capital requirements, cost savings related to the divestiture of the OPUL payments business and supply chain and operational efficiencies; our financial performance and the economics of DAXXIFY and the RHA Collection of dermal fillers; the extent of future impairment charges; our ability to comply with our debt obligations; the impact of macroeconomic factors on our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability to maintain approval of our products; our ability and the ability of our partners to manufacture supplies for DAXXIFY and our drug product candidates; our ability to acquire supplies of the RHA Collection of dermal fillers; the uncertain clinical development process; our ability to obtain, and the timing relating to, regulatory submissions and approvals with respect to our drug product candidates and third-party manufacturers; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, duration, commercial acceptance, market, competition and/or size and growth potential of DAXXIFY, the RHA Collection of dermal fillers, and our drug product candidates, if approved; our ability to successfully commercialize DAXXIFY and to continue to successfully commercialize the RHA Collection of dermal fillers; the timing and cost of commercialization activities; securing or maintaining adequate coverage or reimbursement by third-party payers for DAXXIFY; the proper training and administration of our products by physicians and medical staff; our ability to maintain and gain acceptance from injectors and physicians in the use of DAXXIFY for aesthetic and therapeutic indications; our ability to strengthen professional partnerships; our ability to expand sales and marketing capabilities; the status of commercial collaborations; our ability to effectively manage the exit of the OPUL payments business; changes in and failures to comply with laws and regulations; our ability to continue obtaining and maintaining intellectual property protection for our products; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; our ability to limit or mitigate cybersecurity incidents; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risk Factors" in our Form 10-K filed with the SEC on February 28, 2023, and including, without limitation, our Form 10-Qs for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 9, 2023, August 8, 2023 and November 8, 2023, respectively. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
Revance has presented certain preliminary and unaudited non-GAAP financial measures and forward-looking non-GAAP financial measures in this release, including Adjusted EBITDA and non-GAAP operating expense. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation and extraordinary items such as restructuring and impairment charges. Non-GAAP operating expense excludes costs of revenue, depreciation, amortization, stock-based compensation, and restructuring and impairment charges. The Company excludes costs of revenue, depreciation, amortization, stock-based compensation and extraordinary items like restructuring and impairment charges because management believes the exclusion of these items is helpful to investors to evaluate the Company’s recurring operational performance. Company management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

Revance is unable to reconcile preliminary unaudited and forward-looking non-GAAP operating expense or forward-looking Adjusted EBITDA to the most directly comparable GAAP measure because the items that are being excluded from the non-GAAP financial measure are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our preliminary estimates, forward-looking estimates and GAAP results. Such items include costs of revenue, depreciation, amortization and stock-based compensation, as well as extraordinary items like restructuring and impairment charges.

Sources
1.Includes U.S. therapeutic market of $2.2 billion based on Decision Resources Group Market Analysis 2024; International toxin market (aesthetic and therapeutic) of $2.7 billion, based on Decision Resources Group Therapeutic Botulinum Toxin Market Analysis Global 2024 and Decision Resources Group Aesthetics Injectables Botulinum Toxin Reports 2024; Fosun partnership opportunity of up to $223 million in milestone payments and low to high-teens royalties; and Viatris partnership opportunity of up to $225 million in milestone payments and low to mid-teens royalties for key markets.
2.Comella C, Jankovic J, Hauser R, et al. Efficacy and Safety of DaxibotulinumtoxinA for Injection (DAXI) in Cervical Dystonia: ASPEN-1 Phase 3 Randomized Controlled Trial. In review.
3.Data on file. ASPEN CSR. Revance. Newark, CA: Revance Therapeutics, Inc., 2018.
4.DAXXIFY. Prescribing Information. Revance Therapeutics, Inc, 2022.
5.Fabi SG, Cohen JL, Green LJ, et al. DaxibotulinumtoxinA for Injection for the treatment of glabellar lines: efficacy results from SAKURA 3, a large, open label, phase 3 safety study. Dermatol Surg. 2020;47(1):48-54.
6.Waugh JM, Lee J, Dake MD, Browne D. Nonclinical and clinical experiences with CPP-based self-assembling peptide systems in topical drug development. Methods Mol Biol. 2011;683:553-572.

Investors
Jessica Serra, 510-279-6886
jessica.serra@revance.com
or
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Sara J. Fahy, 949-887-4476
sfahy@revance.com

Source: Revance Therapeutics, Inc.